                                                                  EXHIBIT 10.17



                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         This Amended and Restated Employment Agreement (this "Agreement") is entered into effective as of this 12th day of June, 2002, by and between Total Entertainment Restaurant Corp., a Delaware corporation (the "Corporation"), and Gary M. Judd ("Employee").

                                    RECITALS

         WHEREAS, Employee is currently serving as President of the Corporation and various subsidiaries of the Corporation; and

         WHEREAS, Employee is a principal officer of the Corporation and an integral part of its management, and the Corporation desires to continue the services of Employee, whose experience, knowledge and abilities with respect to the business and affairs of the Corporation are extremely valuable to the Corporation; and

         WHEREAS, it is expected that the Corporation from time to time will consider the possibility of an acquisition by another company or other Change of Control (as hereinafter defined). The Board of Directors of the Corporation recognizes that such consideration can be a distraction to Employee and can cause Employee to consider alternative employment opportunities. The Board of Directors has accordingly determined it to be in the best interest of the Corporation and its stockholders to assure Employee's continued dedication and objectivity, notwithstanding the possibility, threat, or occurrence of a Change of Control of the Corporation; and

         WHEREAS, the Board of Directors further believes it is in the best interests of the Corporation and its stockholders to provide Employee with an incentive to continue Employee's employment and to motivate Employee to maximize the value of the Corporation upon a Change of Control for the benefit of its stockholders, and the Board believes it is imperative Employee is provided with certain severance benefits upon Employee's termination of employment following a Change of Control that will provide enhanced financial security, and which will encourage Employee to remain with the Corporation notwithstanding the possibility of a Change of Control; and

         WHEREAS, the parties hereto desire to enter into this Agreement setting forth the terms and conditions of the continued employment relationship of the Corporation and Employee and severance benefits of Employee following a Change Control.

         NOW THEREFORE, it is agreed as follows:


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



                                    ARTICLE I
                                   EMPLOYMENT

SECTION 1.1 TERM

I.1.1 Term of Employment. The Corporation shall initially employ Employee from the date hereof until June 30, 2004 (the "Initial Term").

I.1.2 Extension of Initial Term. Upon each annual anniversary date of this Agreement, commencing at the last day of the last year of the Initial Term, this Agreement shall be extended automatically for successive terms of one year each, unless either the Corporation or Employee gives contrary written notice to the other not later than ninety (90) days prior to the annual anniversary date thereof.

SECTION 1.2 DUTIES OF EMPLOYEE

I.2.1 General Duties. Employee shall serve as President of the Corporation. He shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Corporation consistent with such position subject to such policies and procedures as may be established by the Board. Employee shall: (i) devote his entire business time, attention, and energies to the business of the Corporation, and (ii) faithfully and competently perform his duties hereunder; and, Employee shall not, during the term of this Agreement, engage in any other business activity except as permitted by Section 1.7.

SECTION 1.3 COMPENSATION

I.3.1 Salary. For Employee's services to the Corporation as President, from June 12, 2002 until the termination of this Agreement, Employee shall be paid a salary at the annual rate of $185,000 (herein referred to as "Salary") payable in twenty-six equal installments. During the term of this Agreement with the Corporation, Employee shall be eligible for an increase in Salary based on recommendations made by the Compensation Committee of the Board.

I.3.2 Stock Options. Employee shall be eligible to participate in the Corporation's 1997 Incentive and Nonqualified Stock Option Plan (the "Plan"), as determined by the Stock Option Committee of the Board and in accordance with the provisions of the Plan. Without limiting any provision of the Plan, including by way of example and without limitation, such provisions concerning the acceleration of stock options, Employee shall be entitled to (a) automatic vesting of one hundred percent (100%) of all of Employee's stock options under the Plan upon Employee become entitled to a Severance Payment under Section
II.2.1 of this Agreement, or (b) automatic vesting of fifty percent (50%) of all of Employee's stock options under the Plan upon both (i) a Change of Control (as defined in Section ERROR! REFERENCE SOURCE NOT FOUND.) and (ii) Employee's termination for Just Cause (as defined in Section I.5.3 of this Agreement) within seven hundred thirty (730) calendar days after such Change of Control.

I.3.3 Bonus. In addition to participation in the Plan, Employee is eligible to participate in all bonus compensation plans, if any, which may be offered from time to time.



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



SECTION 1.4 EMPLOYEE BENEFITS

I.4.1 Medical, Life and Disability Insurance Benefits. The Corporation shall provide Employee with the medical, life, and disability insurance benefits in accordance with the established benefit policies of the Corporation.

I.4.2 Business Expenses. Employee shall be authorized to incur reasonable expenses for promoting the business of the Corporation including expenses for entertainment, travel, and similar items. The Corporation shall reimburse Employee for all such expenses upon the presentation by Employee, from time to time, of an itemized account of such expenditures.

I.4.3 Vacations. Employee shall be entitled to an annual paid vacation commensurate with the Corporation's established vacation policy for executive officers. The timing of paid vacations shall be scheduled in a reasonable manner by Employee.

I.4.4 Disability. Upon Disability (as defined below) of Employee, Employee shall be entitled to receive an amount equal to fifty percent (50%) of his salary (in addition to any disability insurance benefits received pursuant to I.4.1 herein), such amount being paid semi-monthly in twelve equal installments.

SECTION 1.5 TERMINATION

I.5.1 Death. Employee's employment hereunder shall be terminated upon Employee's death.

I.5.2 Disability. The Corporation may terminate Employee's employment hereunder in the event Employee is disabled and such disability continues for more than one hundred eighty (180) days. "Disability" shall have the definition set forth in Section II.1.1(h).

I.5.3 Cause.

     (a) The Corporation may terminate Employee's employment hereunder for Just Cause. For the purposes of this Agreement, "Just Cause" shall mean the (i) willful and intentional failure by Employee to substantially perform his duties hereunder, other than any failure resulting from Employee's incapacity due to physical or mental incapacity, or (ii) commission by Employee, in connection with his employment by the Corporation, of an illegal act or any act (though not illegal) which is not in the ordinary course of Employee's responsibilities and which exposes the Corporation to a significant level of undue liability. For purposes of this definition, no act or failure to act on Employee's part shall be considered to have met either of the preceding tests unless done or omitted to be done by Employee not in good faith without a reasonable belief that his action or omission was in the best interest of the Corporation.

     (b) Notwithstanding the foregoing, Employee shall not be deemed to have been terminated for Just Cause unless and until there shall have been delivered to Employee a copy of a resolution, duly adopted by the majority vote of the Board of Directors.

I.5.4 Compensation Upon Termination for Cause or Upon Resignation by Employee. Except as otherwise set forth in I.5.5 hereof, if Employee's employment shall be terminated for Cause or



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



if Employee shall resign his position with the Corporation, the Corporation shall pay Employee's compensation only through the last day of Employee's employment by the Corporation. The Corporation shall then have no further obligation to Employee under this ARTICLE I.

I.5.5 Involuntary Termination. If: (i) Employee is terminated by the Corporation at any time prior to the termination of this Agreement for reasons other than Cause; or (ii) if the Corporation gives notice to Employee, in accordance with
Section I.1.2 herein, that this Agreement will not be renewed: Employee shall be paid, over the ensuing twelve (12) month period, a sum equal to Employee's then-current annual base salary from the Corporation. Such twelve (12) month period, as the case may be, shall begin: (i) on the date of termination in the case of termination of Employee's employment; or (ii) on the date notice of non-renewal is given in the case of termination of this Agreement not accompanied by simultaneous termination of Employee's employment with the Corporation.

SECTION 1.6 NO EFFECT ON OTHER CONTRACTUAL RIGHTS

I.6.1 Other Contractual Rights. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amount otherwise payable, or in any way diminish Employee's existing rights, or rights which would accrue solely as a result of passage of time under any employee benefit plan or other contract, plan or arrangement of which Employee is a beneficiary or in which he participates, except as set forth in ARTICLE II.

I.6.2 Exclusivity. Specific arrangements referred to in this Agreement are not intended to exclude Employee's participation in any other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Board from time to time.

SECTION 1.7 RESTRICTIONS ON EMPLOYEE

I.7.1 Non-Disclosure; Non-Solicitation. Except in the performance of his duties hereunder, at no time during the Term of Employment and for eighteen (18) months after the termination hereof, shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize anyone else to publish, disclose or use, any secret or confidential material or information relating to any aspect of the business or operations of the Corporation, including, without limitation, any secret or confidential information relating to the business, customers, trade or industrial practices, trade secrets, technology, recipes, or know-how of the Corporation. Except in the performance of his duties hereunder, at no time during the Initial Term or any additional term or six (6) months thereafter, shall Employee for himself or on behalf of any other person or entity contact any employee of the Corporation for the purpose of hiring, diverting, or otherwise soliciting the employee.

I.7.2 Non-Competition. During the Initial Term or any additional term and for twenty-four (24) months thereafter, regardless of any termination pursuant to
Section 1.5 or any voluntary termination or resignation by Employee, Employee shall not, individually or jointly with others, directly or indirectly, whether for his own account or for that of any other person or entity, own or hold any ownership interest in any person or entity engaged in a business the same as or



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



similar to any Business (as defined herein) of the Corporation without the Corporation's written consent. For the purposes of this Agreement, "Business" shall mean a facility or social gathering place which may include restaurant operations with games of skill, including but not limited to pool, snooker, billiards, interactive or passive video games, or multiple television sets.

SECTION 1.8 INDEMNIFICATION

I.8.1 Indemnification. To the full extent permitted by law, the Board shall authorize the payment of expenses incurred by or shall satisfy judgments or fines rendered or levied against Employee in any action brought by a third-party against Employee (whether or not the Corporation is joined as a party defendant) to impose any liability or penalty on Employee for any act alleged to have been committed by Employee while employed by the Corporation unless Employee was acting with gross negligence or willful misconduct. Payments authorized hereunder shall include amounts paid and expenses incurred in settling any such action or threatened action.

                                   ARTICLE II
                                CHANGE OF CONTROL

SECTION 2.1 DEFINITIONS

II.1.1 Definitions. Whenever used in this ARTICLE II, the following capitalized terms shall have the meaning set forth in this Section, certain other capitalized terms being defined elsewhere in this Agreement:

     (a) "Annualized Compensation" means Employee's annual base salary immediately prior to a Change of Control.

     (b) "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 promulgated under the Exchange Act.

     (c) "Board of Directors" means the Board of Directors of the Corporation.

     (d) "Change of Control" of the Corporation means and includes any of the following:

                  (i) Any person or "Group" (as defined in Section 13(d) of the Exchange Act), excluding for this purpose the Corporation or any Subsidiary of the Corporation, or any employee benefit plan of the Corporation or any Subsidiary of the Corporation, or any person or entity organized, appointed or established by the Corporation for or pursuant to the terms of such plan which acquires beneficial ownership of voting securities of the Corporation, is or becomes the Beneficial Owner directly or indirectly of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that no Change of Control shall be deemed to have occurred as the result of an acquisition of securities of the Corporation by the Corporation which, by reducing the number of voting securities outstanding, increases the direct or indirect beneficial ownership interest of any person to thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities, but any subsequent increase in the direct or indirect beneficial ownership interest of such a person in the Corporation shall be deemed a Change of Control; and provided further that if the Board of Directors of the Corporation determines in good faith that a person who has become the beneficial owner directly or indirectly of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities has inadvertently reached that level of ownership interest, and if such person divests as promptly as practicable a sufficient amount of securities of the Corporation so that the person no longer has a direct or indirect beneficial ownership in thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities, then no Change of Control shall be deemed to have occurred;

                  (ii) The individuals who, as of May 18, 2002, are members of the Corporation's Board of Directors (the "Existing Directors"), cease, at or prior to May 18, 2004, for any reason, to constitute at least a majority of the number of authorized directors of the Corporation as determined in the manner prescribed in the Corporation's Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Corporation's stockholders of any new director was approved by a vote of at least a majority of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board of Directors (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any election contest or Proxy Contest.

                  (iii) Consummation of (1) an agreement for the sale, assignment, lease conveyance or other disposition of the Corporation of all or substantially all of the Corporation's assets, (2) a plan of merger, consolidation or reorganization of the Corporation with any other corporation whether or not the Corporation is the person surviving or resulting therefrom, or (3) a similar transaction or series of transactions involving the Corporation (any transaction described in parts (1) through (3) of this subparagraph (iii) being referred to as a "Transaction"), in each case unless after such a Transaction (x) the shareholders of the Corporation immediately prior to the Transaction continue to own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the new (or continued) entity (including, but not by way of limitation, an entity which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's former assets either directly or through one or more subsidiaries) immediately after such Transaction, in substantially the same proportion as their ownership of the Corporation immediately prior to such Transaction, (y) no person (excluding any entity resulting from such Transaction or any employee benefit plan (or related trust) of the Corporation or of such entity resulting from such Transaction) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then combined voting power of the then outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Transaction, and
         (z) at least a majority of the members of the board of directors of the entity resulting from such Transaction were Existing Directors at the time of the execution of the initial agreement, or if the appointment, election, or nomination for election of a majority of the members of the board of directors of the entity resulting from such Transaction was approved by a vote of at least a majority of the Existing Directors providing for such Transaction; or

                  (iv) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

                  Any other provision of this Agreement to the contrary notwithstanding, a "Change of Control" shall not include any transaction described in subparagraph (i) or (iii), above, where, in connection with such transaction, Employee and/or any party acting in concert with Employee substantially increases Employee's or its, as the case may be, ownership interest in the Corporation or a successor to the Corporation.

     (e)       "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Corporation" means Total Entertainment Restaurant Corp., a Delaware corporation, and any successor or assignee as provided in
          Section 2.4.

     (g) "Compensation" means "includable compensation" under Section 280G of the Code, and includes all of Employee's base salary attributable to Employee's employment with the Corporation and/or any of its Subsidiaries as reported in the W-2 prepared by the Corporation (excluding income attributable to the taxation of stock options and bonuses). In addition, Compensation shall include, but not be limited to, any amounts excludable from Employee's gross income for federal income tax purposes pursuant to Section 125 or Section 401(k) of the Code or deferred pursuant to any Corporation or Subsidiary plan or program including any matching contributions by the Corporation plus Employee's target cash bonus under all performance-related criteria (including personal objectives) applicable prior to the Change of Control and other regular cash compensation or reimbursement of non-business expenses, if any, including, but not limited to, unsubstantiated automobile allowance and gasoline reimbursement payments.

     (h) "Disability" means a physical or mental infirmity which substantially impairs Employee's ability to perform Employee's material duties for a period of at least one hundred eighty (180) consecutive calendar days and, as a result of such Disability, Employee have not returned to Employee's full-time regular employment or officership prior to termination.

     (i) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (k)       "Just Cause" shall have the meaning set forth in Section I.5.3.



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



     (l) "Person" shall have the meaning ascribed to such term in Section 3 of the Exchange Act and the rules and regulations promulgated thereunder.

     (m) "Severance Payment" means the payment of severance compensation as provided in Section 2.2.

     (n) "Subsidiary" means any corporation or other Person, a majority of the voting power, equity securities or equity interest of which is owned directly or indirectly by the Corporation.


SECTION 2.2 SEVERANCE PAYMENTS

II.2.1 Right to Severance Payment. If there has been a Change of Control of the Corporation and Employee is an active employee or an officer of the Corporation at the time of the Change of Control, and thereafter any of the following occur within seven hundred thirty (730) calendar days from and including the date of the Change of Control, (a) Employee's employment or officership is involuntarily terminated by the Corporation for any reason (other than Just Cause or Employee's death or Disability), (b) there shall be a reduction in Employee's base salary or other Compensation as in effect immediately prior to the Change of Control, (c) Employee is placed in any position of lesser stature than that of President of the Corporation; is assigned duties inconsistent with the President or duties which, if performed, would result in a significant change in the nature or scope of powers, authority, functions or duties inherent in such positions on the date hereof; is assigned performance requirements or working conditions which would result in a significant change in the nature of Employee's duties or work performance in effect on the date hereof; or is accorded treatment on a general basis that is in derogation of Employee's status as President, (d) any act by the Corporation which under Kansas law or statute would constitute a constructive termination of Employee's employment, or (e) any requirement of the Corporation that the location at which Employee perform Employee's principal duties for the Corporation be outside a radius of fifty
(50) miles from the location at which Employee performed such duties immediately prior to the Change of Control; then the Agreement shall be deemed to have been terminated by the Corporation otherwise than by reason of Just Cause and the Corporation shall pay to Employee within thirty (30) days after notice from Employee to such effect a lump sum cash Severance Payment equal to the amount specified in Section II.2.2 hereof. For purposes of determining whether Employee is an active employee or an officer of the Corporation at the time of the Change of Control, Employee will be considered to be an active employee or officer even if Employee is on sick leave, military leave, or any other leave of absence approved by the Corporation or any of its Subsidiaries.

II.2.2 Amount of Severance Payment and Replacement of Options

     (a) Subject to subsections (b) and (c) below, if Employee become entitled to a Severance Payment under Section II.2.1 of this Agreement, Employee's Severance Payment shall be equal to 2.99 times Employee's Annualized Compensation.



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



     (b) The Severance Payment otherwise calculated under Section II.2.2(a) shall be reduced by the amount of cash severance-type benefits to which Employee may be entitled pursuant to any other severance plan, agreement, policy or program of the Corporation or any of its Subsidiaries, including ARTICLE I, if applicable; provided that if the amount of cash severance benefits payable under such other severance plan, agreement, policy or program is greater than the amount payable pursuant to this Agreement, Employee will be entitled to receive the amounts payable under such other plan, agreement, policy or program, subject to the limitations of subsection (c) below. Other "cash severance-type benefits" shall not include cash settlement of stock options, accelerated vesting of stock options and retirement, pension and other similar benefits for purposes of this Section II.2.2(b), but such items may be included as part of the Annualized Compensation under Section 280G of the Code.

     (c) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any Severance Payment or any other payment, distribution, or cash severance type benefit made by the Corporation to or for Employee's benefit (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would, in the opinion of the Advisory Firm (as hereafter defined), be nondeductible (in whole or part) by the Corporation for federal income tax purposes under Section 280G of the Code, then the aggregate present value of all such payments or distributions shall not exceed the Reduced Amount. The "Reduced Amount" shall be an amount, not less than zero, which maximizes the aggregate present value of Payments that can be deducted by the Corporation and which would not constitute an "excess parachute payment" under Section 280G of the Code. For purposes of this Section II.2.2(c), the present value of a Payment shall be determined in accordance with Section 280G of the Code. All determinations required to be made under this Section II.2.2(c) shall be made in good faith by the Corporation's independent auditors, or at the election of such auditors by such other firm or individuals of recognized expertise as such auditors may select (such auditors or, if applicable, such other firm or individual, are hereinafter referred to as the "Advisory Firm"). The Advisory Firm shall within ten (10) business days of the date of notice by Employee under Section II.2.1, or at such earlier time as is requested by the Corporation, provide to both the Corporation and Employee, a written calculation of the Reduced Amount. Employee shall determine the manner by which the Payments shall be eliminated or reduced to comply with the requirements of this Section II.2.2(c), provided that, if Employee do not make such determination within ten (10) business days of the receipt of the calculations made by the Advisory Firm, the Corporation shall elect which and how much, if any, of the Payments shall be eliminated or reduced consistent with the requirements of this Section II.2.2(c) and shall notify Employee promptly of such election. Within five (5) business days of the earlier of (i) the Corporation's receipt of Employee's determination pursuant to the immediately preceding sentence or (ii) the Corporation's election in lieu of such determination, the Corporation shall pay to or distribute to or for Employee's benefit such amounts as are then due Employee under this Agreement. The Corporation and Employee shall cooperate fully with the Advisory Firm, including without limitation providing to the Advisory Firm all information and materials reasonably requested by it, in connection with the making of the determinations required under this Section II.2.2(c).



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



          Subject to Section Section 2.8 of this Agreement, all good faith opinions and determinations of the Advisory Firm shall be binding upon Employee and Employee's representatives.

II.2.3 Life and Health Insurance; Physical. If Employee entitled to receive a Severance Payment under Section II.2.1, Employee will also be entitled to receive the following additional benefits:

     (a) Life insurance coverage for Employee and Employee's dependents having a face amount at least equal to the greater of (i) the amount in effect for Employee (in Employee's case) and/or Employee's dependents (in the case of Employee's dependents) on the date of the Change of Control, or (ii) the amount in effect for Employee (in Employee's case) and/or Employee's dependents (in the case of Employee's dependents) on the date of termination of service, such coverage to be provided under the same plan or plans under which Employee (in Employee's case) or Employee's dependents (in the case of Employee's dependents) were covered immediately prior to the termination of Employee's employment or officership or substantially similar plan(s) established by the Corporation or any of its Subsidiaries thereafter. Such life insurance coverage shall be paid for by the Corporation to the same extent as if Employee was still employed by the Corporation, and Employee will be required to make such payments as Employee would be required to make if Employee were still employed by the Corporation. This coverage will continue for a period hereafter provided.

     (b) Health insurance coverage (including dental coverage, if any) for Employee and Employee's dependents under the same plan or plans under which Employee was covered immediately prior to the termination of Employee's employment or officership or substantially similar plan(s) established by the Corporation or any of its Subsidiaries thereafter. Such health insurance coverage shall be paid for by the Corporation to the same extent as if Employee was still employed by the Corporation, and Employee will be required to make such payments as Employee would be required to make if Employee were still employed by the Corporation. This coverage will continue for the period hereinafter provided.

     (c) Payment for one (1) physical examination, to be performed by a physician of Employee's choice.

     The benefits provided under this Section II.2.3 shall continue for a period of two (2) years following the date of termination of Employee's employment or such longer period as provided in any agreement relating to any of such benefits between Employee and the Corporation, including ARTICLE I, if applicable; provided, however, that the benefits for medical coverage under the provision of Section II.2.3(b) shall end as of the date Employee becomes covered under any other group health plan that Employee does not have as of the date of the Change of Control and any other group health plan not maintained by the Corporation or any of its Subsidiaries that provides equal or greater benefits than such plan and which does not exclude any pre-existing condition that Employee or Employee's dependents may have at that time.



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



II.2.4 Withholding of Taxes. The Corporation may withhold all federal, state, local or other taxes required by applicable law to be withheld by the Corporation from any amounts payable under this Agreement.

II.2.5 No Setoff. The Corporation's obligation to make a Severance Payment to Employee pursuant to this Agreement, and to otherwise perform its obligations under ARTICLE II, shall not be affected by any circumstance, including, but not limited to, any setoff, counterclaim, recoupment, defense or other right which the Corporation or any of its Subsidiaries may have against Employee or others.

SECTION 2.3 OTHER RIGHTS AND BENEFITS NOT AFFECTED

II.3.1 Other Benefits. This ARTICLE II does not provide a pension for Employee nor shall any payment hereunder be characterized as deferred compensation. Except as set forth in Sections II.2.2(b) and II.2.2(c), neither the provisions of this ARTICLE II nor the Severance Payment provided for hereunder shall reduce any amounts otherwise payable, or in any way diminish Employee's rights as an employee, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus or stock purchase plan or any employment agreement or other plan or arrangement not related to severance, including
ARTICLE I.

SECTION 2.4 SUCCESSOR TO CORPORATION

         The Corporation shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Corporation, expressly and unconditionally to assume and agree to perform the Corporation's obligations under this Agreement, in the same manner and to the same extent that the Corporation would be required to perform if no such succession or assignment had taken place. In such event, the term "Corporation," as used in this Agreement, shall mean (from and after, but not before, the occurrence of such event) the Corporation as herein before defined and any successor or assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

SECTION 2.5 LEGAL FEES AND EXPENSES

         Should Employee prevail in an action, the Corporation shall pay as they become due all legal fees, costs of litigation and other expenses incurred in good faith by Employee as a result of the Corporation's refusal or failure to make the Severance Payment or benefits to which Employee become entitled under this ARTICLE II, as a result of the Corporation's contesting the validity, enforceability or interpretation of this Agreement or of Employee's right to benefits hereunder.

SECTION 2.6 NOTICE OF TERMINATION

         Following a Change of Control, any purported termination of Employee's employment by the Corporation or any of its Subsidiaries shall be communicated by a written notice of



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



termination, which such notice shall indicate the specific termination provision in this Agreement, if any, relied upon and which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under any provision so indicated. The failure to provide such notice shall create a rebuttable presumption that Employee is entitled to a Severance Payment and the other benefits provided by this Agreement.

SECTION 2.7 TERM

         If a Change of Control has not theretofore occurred, this Agreement shall expire and be of no further force and effect on May 18, 2002; provided that the Board of Directors of the Corporation may, at any time prior to the expiration thereof, unilaterally extend the term of this Agreement for a term of up to two years, including extending the date set forth in the third line of
Section II.1.1(d)(ii) of the definition of "Change of Control," without any further action on Employee's part. If a Change of Control occurs, this Agreement shall continue in full force and effect, and shall not terminate or expire until the expiration of seven hundred thirty one (731) calendar days from and including the date of the Change of Control, at which time this Agreement shall terminate except to the extent Employee become entitled to Severance Payments hereunder prior to such time. If Employee become so entitled to Severance Payments hereunder, this Agreement shall continue and be effective until Employee (or the person(s) specified in Section III.1.3) shall have received in full all Severance Payments and other benefits to which Employee is entitled under this Agreement, at which time this Agreement shall terminate for all purposes.

SECTION 2.8 ADMINISTRATION

         The Corporation has entered into agreements similar to this Agreement herein with other employees and officers of the Corporation or its Subsidiaries. These agreements, taken together, constitute a welfare benefit plan within the meaning of Section 3(1) of ERISA. The Administrator of such plan, within the meaning of Section 3(16) of ERISA, and the Named Fiduciary thereof, within the meaning of Section 402 of ERISA, is the Corporation. If Employee believe Employee is entitled to a benefit under this Agreement, Employee may make a claim for such benefit by filing with the Corporation a written statement setting forth the amount and type of payment so claimed. The statement shall also set forth the facts supporting the claim. The claim may be filed by mailing or delivering it to the Secretary of the Corporation. Within thirty (30) calendar days after receipt of such a claim, the Corporation shall notify Employee in writing of its action on such claim and if such claim is not allowed in full, shall state the following in a manner calculated to be understood by
Employee:

     (a)       The specific reason or reasons for the denial;

     (b) Specific reference to pertinent provisions of this Agreement on which the denial is based;



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



     (c) A description of any additional material or information necessary for Employee to be entitled to the benefits that have been denied and an explanation of why such material or information is necessary; and

     (d)       An explanation of this Agreement's claim review procedure.

         If Employee disagrees with the action taken by the Corporation, Employee or Employee's duly authorized representative may apply to the Corporation for a review of such action. Such application shall be made within sixty (60) calendar days after receipt by Employee of the notice of the Corporation's action on Employee's claim. The application for review shall be filed in the same manner as the claim for benefits. In connection with such review, Employee may inspect any documents or records pertinent to the matter and may submit issues and comments in writing to the Corporation. A decision by the Corporation shall be communicated to Employee within thirty (30) calendar days after receipt of the application. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by Employee, and specific references to the pertinent provisions of this Agreement on which the decision is based.


                                   ARTICLE III
                               GENERAL PROVISIONS

III.1.1 Restate and Amend. This Agreement restates and amends the prior Employment Agreement (and all amendments thereto) in its entirety between Employee and the Corporation.

III.1.2 No Duty of Mitigation. The Corporation acknowledges that it would be very difficult and generally impracticable to determine Employee's ability to, or the extent to which Employee may, mitigate any damages or injuries Employee may incur by reason of an involuntary termination without Just Cause or Change of Control. The Corporation has taken this into account in entering into this Agreement and, accordingly, the Corporation acknowledges and agrees that Employee shall have no duty to mitigate any such damages and that Employee shall be entitled to receive Employee's entire Severance Payment (as above determined) and/or compensation regardless of the existence, amount, or source of any income which Employee receive from other sources following Employee's termination after any Change of Control or involuntary termination without Just Cause.

III.1.3 Payment in the Event of Death. If Employee should die before all amounts payable under this Agreement have been paid, such unpaid amounts shall be paid to Employee's designated beneficiary under this Agreement or, if Employee have not designated a beneficiary in writing to the Corporation, to the personal representative(s) of Employee's estate. For purposes of this Section III.1.3, Employee may designate an inter vivos revocable living grantor trust as Employee's beneficiary.

III.1.4 Applicable Law. To the extent not preempted by the laws of the United States and in the interest of interpreting this Agreement in a uniform manner with other similar agreements being entered into by the Corporation with other of its and its Subsidiaries' employees regardless of the



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



jurisdiction in which Employee is employed or any other factor, the laws of the State of Kansas shall be the controlling law in all matters relating to this Agreement, regardless of the choice-of-law rules of the State of Kansas or any other jurisdiction.

III.1.5 Construction. No term or provision of this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance, or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the affected provision of this Agreement shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law.

III.1.6 Severability. If a provision of this Agreement shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of this Agreement and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

III.1.7 Headings. The Article and Section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, or extend or interpret the scope of this Agreement or of any particular Section.

III.1.8 Assignability. Neither this Agreement nor any right or interest therein shall be assignable or transferrable (whether by pledge, grant of a security interest, or otherwise) by Employee, Employee's beneficiaries or legal representatives, except by will, by the laws of descent and distribution or inter vivos revocable living grantor trust as Employee's beneficiaries. This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors and assigns, and Employee and shall be enforceable by them and Employee's legal personal representatives.

III.1.9 Entire Agreement. This Agreement constitutes the entire agreement between the Corporation and Employee regarding the subject matter hereof and supersedes all prior agreements, if any, understandings and arrangements, written or oral, between the Corporation and Employee with respect to the subject matter hereof.

III.1.10 Amendment. Except as set forth in Section 2.7, no provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and the Corporation. No waiver by the Corporation or Employee at any time or any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreement or representations, written or oral, express or implied, with respect to the subject matter hereof, have been made by either party which are not expressly set forth in this Agreement.

III.1.11 Notices. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the



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



Corporation shall be directed to the attention of the Board of Directors. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon actual receipt. No objection to the method of delivery may be made if the written notice or other communication is actually received.

         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and its seal affixed hereto by its officers thereunto duly authorized; and Employee has executed this Agreement, as of the day and year first above written.


                                    TOTAL ENTERTAINMENT RESTAURANT
                                    CORP.

ATTEST:

/s/ JAMES K. ZIELKE                By /s/ STEVEN M. JOHNSON
---------------------------------     ------------------------------------------
James K. Zielke, CFO                  Steven M. Johnson, Chief Executive Officer

                                      "Corporation"


                                      /s/ GARY M. JUDD
                                      ------------------------------------------
                                      Gary M. Judd

                                      "Employee"






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